SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2004

724 Solutions Inc.
(Exact name of registrant as specified in charter)

Canada	000-31146	Inapplicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 State Street, Suite 200 Santa Barbara, CA 93101

(Address of principal executive offices)

(805) 884-8308

(Registrant’s telephone no., including area code)

               Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)          On Sunday, December 5, 2004, Director Terry Kramer notified the board of directors of 724 Solutions Inc. of his intention to resign as director of the corporation, effective immediately. Mr. Kramer advised the corporation’s board of directors that he had accepted a position with Vodafone Group and, as a result, is required to resign from the Board in order to avoid any perceived or actual potential conflict of interest that could develop in the future.

Mr. Kramer served as a member of the Governance, Nomination, Human Resources and Compensation Committee of the corporation’s board of directors.

(c)          Not applicable.

(d)          Not applicable.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

724 SOLUTIONS INC.

	By:	/s/ ERIC LOWY

	Name:	Eric Lowy
	Title:	General Counsel and Corporate Secretary

Date: December 5, 2004

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